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                                                                     Exhibit 4.2


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                                PULTE CORPORATION

                        --------------------------------

                              INDENTURE SUPPLEMENT

                          DATED AS OF FEBRUARY 21, 2001

                                       TO

                                    INDENTURE

                          DATED AS OF OCTOBER 24, 1995

                        --------------------------------

                          BANK ONE TRUST COMPANY, N.A.

                                     TRUSTEE

              -----------------------------------------------------

                             SENIOR DEBT SECURITIES
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         INDENTURE SUPPLEMENT dated as of February 21, 2001, among PULTE
CORPORATION, a Michigan corporation ("Company"), located at 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan 48304, BANK ONE TRUST COMPANY, N.A., as Trustee ("Trustee"), PULTE HOME CORPORATION ("Pulte Home"), and the direct and indirect wholly-owned subsidiaries of Pulte Home set forth on the signature pages hereto (Pulte Home and such subsidiaries and, as applicable, any successor who replaces such Guarantor pursuant to the applicable provisions of this Indenture Supplement and the Indenture (as defined below) and, thereafter, such successor, all together the "Guarantors").

                                    RECITALS

         The Company has heretofore executed and delivered to the Trustee that certain Indenture, dated as of October 24, 1995 (hereinafter the "Original Indenture" and as amended by the Indenture Supplement dated as of August 27, 1997, the Indenture Supplement dated as of March 20, 1998, the Indenture Supplement dated as of January 31, 1999, the Indenture Supplement dated as of April 3, 2000 and this Indenture Supplement, hereinafter the "Indenture"), pursuant to which one or more series of unsecured debenture, notes or other evidences of indebtedness of the Company (hereinafter, the "Securities") may be issued from time to time.

         Section 901(6) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

         Pursuant to the terms of Section 901(6) of the Indenture, the Company desires to provide for the establishment of the form and terms of a new series of its Securities to be known as its 8.125% Senior Notes due 2011 (hereinafter, the "Notes").

         Section 901(9) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions with respect to matters arising under the Indenture which do not adversely affect the interests of the Holders of the Securities of any series in any material respect.

         Section 901 of the Indenture also permits the Company and the Trustee to execute supplements to the Indenture for the purpose of adding guarantors of the Guaranteed Obligations and to add to the covenants of the Company or any Guarantor for the benefit of the Holders of all or any series of Securities or to surrender any right or power conferred upon the Company or such Guarantor without the consent of any Holders.

         The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this Indenture Supplement is authorized or permitted by the Indenture and (ii) a copy of the resolutions of its Board of Directors certified by its Secretary, pursuant to which this Indenture Supplement has been authorized.

         All things necessary to make this Indenture Supplement a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.
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         NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the mutual covenants and agreements contained herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, and, as to Articles III, IV, and VI, all Securities or of series thereof, as follows:

                                   ARTICLE I

                                  DEFINED TERMS

         SECTION 1.01. Defined Terms. Except as otherwise expressly provided in this Indenture Supplement or in the form of Note attached as Exhibit A hereto or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined in this Indenture Supplement that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. For all purposes of this Indenture Supplement:

         "Certificated Note" has the meaning set forth in Section 2.04 hereof.

         "Closing Date" means February 26, 2001.

         "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency registered under the Exchange Act, specified for that purpose as contemplated by Section 301 or any successor clearing agency registered under the Exchange Act as contemplated by Section 305, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

         "Global Notes" has the meaning set forth in Section 2.04 hereof.

         "Global Security" means a Security bearing the legend specified in
Section 204 (as added hereby) evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee. Unless otherwise specified, references to a permanent global security in this Indenture shall include any Global Security.

          "Global Securities Legend" means the legend set forth on the form of Note attached as Exhibit A hereto.

         "Notes" means any of the Securities of the series designated in the third paragraph of the recitals hereof and Section 2.01 hereof that are authenticated and delivered under the Indenture. For all purposes of the Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date and any other Notes issued after the Closing Date under the Indenture. For purposes of the Indenture, all Notes shall vote together and otherwise constitute a single series of Securities under the Indenture.

         The parties hereto acknowledge that certain terms are defined in both the Original Indenture and in this Indenture Supplement. The parties hereto hereby agree that, unless

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otherwise expressly stated or the context otherwise requires, any term which is defined in both the Original Indenture and in this Indenture Supplement, when used with respect to or in the certificates evidencing the Notes, shall have the meaning set forth in this Indenture Supplement.

                                   ARTICLE II

                               TERMS OF THE NOTES

         SECTION 2.01. Establishment of the Notes. There is hereby authorized and established a series of Securities designated the 8.125% Series Notes due 2011, limited in aggregate principal amount to $200,000,000 (except as provided in Section 301(2) of the Original Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Notes, "reopen" this series of Securities so as to increase the aggregate principal amount of Notes Outstanding in compliance with the procedures set forth in the Indenture, including Sections 301 and 303 thereof, so long as any such additional Notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Notes then Outstanding.

         SECTION 2.02. Terms of the Notes. The Stated Maturity on which the principal of the Notes shall be due and payable shall be March 1, 2011.

         The principal of the Notes shall bear interest at the rate of 8.125% per annum from February 26, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on March 1 and September 1 (each, an "Interest Payment Date") in each year, commencing September 1, 2001, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the February 15 or August 15 immediately preceding such Interest Payment Dates (each, a "Regular Record Date") regardless of whether such Regular Record Date is a Business Day. Any overdue principal of and premium, if any, on the Notes and any overdue installment of interest on the Notes shall, to the extent permitted by law, bear interest at the rate of 8.125% per annum.

         Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.

         No additional amounts will be payable on any Notes held by a Person who is a non-United States citizen in respect of any tax, assessment or governmental charge withheld or deducted.

         The Borough of Manhattan, in The City of New York is hereby designated as a Place of Payment for the Notes; and the place where the principal of and interest on the Notes shall be payable, where Notes may be surrendered for registration of transfer and exchange, and where notices and, if other than in the manner provided in Section 105 of the Original Indenture, demands to or upon the Company in respect of the Notes may be served, shall be the office or agency maintained by the Company for that purpose in the Borough of Manhattan, in The City of New York, which initially shall be the office of the Trustee located at 14 Wall Street, 8th Floor - Window 2, New York, New York 10005, Attention:
Corporate Trust Administration.

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         The Notes shall be subject to defeasance and covenant defeasance at the option of the Company as provided in Sections 1401, 1402 and 1403 of the Indenture; provided that, without limitation to the provisions of Sections 1401, 1402 and 1403 of the Original Indenture, the provisions of Section 308 and of
Article V of this Indenture Supplement shall survive any such defeasance or covenant defeasance and remain in full force and effect.

         The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (all of which incorporated by reference in and made a part of this Indenture Supplement as if set forth in full at this place).

         SECTION 2.03. Denominations. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

         SECTION 2.04. Form. The Notes shall be in substantially the form set forth in Exhibit A hereto, with such changes therein as may be authorized by any officer of the Company executing the Notes by manual or facsimile signature, such approval to be conclusively evidenced by the execution thereof by such officer.

         The Notes shall be issued as Registered Securities without coupons.

         The Notes shall be issued initially in the form of one or more permanent Global Securities ("Global Notes"). The initial Depositary for the Global Notes shall be The Depository Trust Company. The Global Notes shall be registered in the name of the Depositary or a nominee of the Depositary and deposited with the Trustee, as custodian for the Depositary.

                                  ARTICLE III

                             ADDITION OF GUARANTORS

         SECTION 3.01. The following companies are hereby added as Guarantors of the Guaranteed Obligations under the Indenture:


                         Pulte Homes of Michigan I L.P.

                          Pulte Homes of New York, Inc.

                    Pulte Communities NJ, Limited Partnership

                     Pulte Homes of NJ, Limited Partnership

                     Pulte Homes of PA, Limited Partnership

                       Pulte Michigan Holdings Corporation

                          Pulte Michigan Services, LLC


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                                   ARTICLE IV

                     APPLICATION OF AMENDMENTS TO INDENTURE


         SECTION 4.01. Amendment to Definition of "Bank Credit Facility" in the Original Indenture. The definition of "Bank Credit Facility" in Section 101 of the Original Indenture is hereby amended and restated as follows:

         "Bank Credit Facility" means the Credit Agreement, dated as of August 31, 2000, by and among Pulte Corporation, material subsidiaries of Pulte Corporation as guarantors, Bank of America, N.A. (successor-in-interest to Nationsbank, N.A.), as administrative agent, Bank One, N.A. (formerly known as The First National Bank of
         Chicago), as syndication agent, Comerica Bank, as co-agent, Bank of America Securities LLC, as arranger, and the other lenders named therein, and any related documents (including, without limitation, any guarantees or security documents), as such agreements (and such related documents) may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, including any agreement extending the maturity of or refinancing or refunding all or any portion of the Indebtedness or increasing the amount to be borrowed under such agreements or any successor agreement, whether or not by or among the same parties.

         SECTION 4.02. Amendment to Definition of "Permitted Holder" in the Original Indenture. The definition of "Permitted Holder" in Section 101 of the Original Indenture is hereby amended and restated as follows:

         "Permitted Holder" means (i) William J. Pulte, (ii) any of his respective Affiliates, parents, spouses, descendants, and spouses of descendants, (iii) any trusts or other entities controlled by Mr. Pulte and (iv) in the event of the death or incapacity of Mr. Pulte or any of the persons referred to in clause (ii) above, their respective estates, heirs, executors, administrators or other personal representatives.


         SECTION 4.03. Form of Legend for Global Securities. A new Section 204 is hereby inserted in Article Two of the Original Indenture as follows:

         Section 204. Form of Legend for Global Securities. Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                  This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to

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         the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

         SECTION 4.04. Amendment to Section 301 of the Original Indenture.
Section 301(20) is hereby redesignated as Section 301(21), and a new Section 301(20) is hereby inserted in Article Three of the Original Indenture as follows:

         (20) whether any Securities of the series are to be issuable in whole or in part in the form of one or more Global Securities and, if so, (a) the Depositary with respect to such Global Security or Securities and
         (b) the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; and


         SECTION 4.05. Amendment to Section 305 of the Original Indenture.
Section 305 of the Original Indenture is hereby amended and restated but only insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof (unless otherwise expressly provided pursuant to Section 301 of the Original Indenture with respect to the Securities of any such other series), to append the following paragraph at the end thereof:

         Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any Global Security shall be exchangeable pursuant to this Section 305 or Sections 304, 306, 906 or 1107 for Securities registered in the name of, and a transfer of a Global Security of any series may be registered to, any Person other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either such case, the Company does not appoint a successor Depositary within 90 days thereafter, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities of such series. Upon the occurrence in respect of any Global Security of any series of any or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 301 for such series, such Global Security may be exchanged for Securities registered in the name of, and the transfer of such Global Security may be registered to, such Persons (including Persons other than the Depositary with respect to such series and its nominees) as such Depositary, in the case of an exchange, and the Company, in the case of a transfer, shall direct. Notwithstanding any other provision of this Indenture, any Security authenticated and delivered upon registration of transfer of any Global


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         Security shall also be a Global Security and bear the legend specified in Section 204.


         SECTION 4.06. Amendment to Section 308 of the Original Indenture. The following paragraph is inserted before the first paragraph of Section 308 of the Original Indenture:

         No holder of any beneficial interest in any Global Security held on its behalf by a Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Security or any Security represented thereby, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.


                                   ARTICLE V

                             ORIGINAL ISSUE OF NOTES

         SECTION 5.01. Notes. Notes in the aggregate principal amount of $200,000,000 may be executed by the Company and delivered to the Trustee for authentication and the Trustee shall thereupon authenticate and, on the Closing Date, deliver said Notes upon a Company Order without any further action by the Company.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01. Ratification. This Indenture Supplement shall be deemed part of the Indenture in the manner and to the extent herein provided. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

         SECTION 6.02. Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument.

         SECTION 6.03. Governing Law. This Indenture supplement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.


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         IN WITNESS WHEREOF, the parties hereto have caused this Indenture
Supplement to be duly executed as of the day and year first above written.


                                  BANK ONE TRUST COMPANY, N.A.
                                  as Trustee



                                  By:  /s/ Jeff Eubank
                                       -----------------------------------
                                        Name: Jeff Eubank
                                        Title:       Agent



                                  PULTE CORPORATION



                                  By:  /s/ Bruce E. Robinson
                                       -----------------------------------
                                        Name:  Bruce E. Robinson
                                        Title: Vice President

Attest: /s/ Vincent J. Frees

                                  Abacoa Homes, Inc.,
                                  a Florida corporation:

                                  American Title of the Palm Beaches Corp., a Michigan corporation:

                                  American Title of the Palm Beaches, Ltd., a Florida corporation:

                                  Carr's Grant, L.L.C.,
                                  a Maryland limited liability company:

                                  Devtex Land, L.P.,
                                  a Texas limited partnership:

                                  DiVosta and Company, Inc.,
                                  a Florida corporation:

                                  DiVosta Building Corporation,
                                  a Florida corporation:

                                  DiVosta Homes, Inc.,
                                  a Florida corporation:


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                                  Florida Building Products, Inc.,
                                  a Florida corporation:

                                  Florida Club Homes, Inc.,
                                  a Florida corporation:

                                  Hammock Reserve Development Company,
                                  a Florida corporation:

                                  Harrison Hills, LLC,
                                  a Maryland limited liability company:

                                  Homesite Solutions Corporation,
                                  a Michigan corporation:

                                  Island Walk Development Company,
                                  a Florida corporation:

                                  One Willowbrook L.L.C.,
                                  a Maryland limited liability company:

                                  PB Ventures L.L.C.,
                                  a Michigan limited liability company:

                                  PBW Corporation,
                                  a Michigan corporation:

                                  PC/BRE Development L.L.C.,
                                  a Delaware limited liability company:

                                  PC/BRE Springfield L.L.C.,
                                  a Delaware limited liability company:

                                  PC/BRE Venture L.L.C.,
                                  a Delaware limited liability company:

                                  PC/BRE Whitney Oaks L.L.C.,
                                  a Delaware limited liability company:

                                  PC/BRE Winfield L.L.C.,
                                  a Delaware limited liability company:

                                  PC/Palm Beach, Inc.,
                                  a Michigan corporation:

                                  PN I, Inc.,
                                  a Nevada corporation:


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                                  PN II, Inc.,
                                  a Nevada corporation:

                                  Pulte Communities NJ, Limited Partnership, a Michigan limited partnership:

                                  Pulte Development Corporation,
                                  a Michigan corporation:

                                  Pulte Home Corporation,
                                  a Michigan corporation:

                                  Pulte Home Corporation of New England,
                                  a Michigan corporation:

                                  Pulte Home Corporation of
                                  the Delaware Valley,
                                  a Michigan corporation:

                                  Pulte Homes of Greater Kansas City, Inc., a Michigan corporation:

                                  Pulte Homes of Michigan Corporation,
                                  a Michigan corporation:

                                  Pulte Homes of Michigan I L.P.,
                                  a Michigan limited partnership:

                                  Pulte Homes Minnesota Corporation,
                                  a Minnesota corporation:

                                  Pulte Homes of NJ, Limited Partnership,
                                  a Michigan limited partnership:

                                  Pulte Homes of New York, Inc.,
                                  a Michigan corporation:

                                  Pulte Homes of Ohio Corporation,
                                  an Ohio corporation:

                                  Pulte Homes of PA, Limited Partnership,
                                  a Michigan limited partnership:

                                  Pulte Homes of South Carolina, Inc.,
                                  a Michigan corporation:

                                  Pulte Homes of Texas, L.P.,
                                  a Texas limited partnership:


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                                  Pulte Homes Tennessee Limited Partnership,
                                  a Nevada limited partnership:

                                  Pulte Land Company, LLC,
                                  a Michigan limited liability company:

                                  Pulte Land Development Corporation,
                                  a Michigan corporation:

                                  Pulte Lifestyle Communities, Inc.,
                                  a Michigan corporation:

                                  Pulte Michigan Holdings Corporation,
                                  a Michigan corporation:

                                  Pulte Michigan Services, LLC.,
                                  a Michigan limited liability company:

                                  Pulte Payroll Corporation,
                                  a Michigan corporation:

                                  Pulte-IN Corp.,
                                  a Michigan corporation:

                                  Radnor Homes, Inc.,
                                  a Michigan corporation:

                                  Riverwalk Commerce Acquisition Corp.,
                                  a Michigan corporation:

                                  Riverwalk of the Palm Beaches Development
                                  Company, Inc.,
                                  a Florida corporation:

                                  RN Acquisition 2 Corp.,
                                  a Nevada corporation:

                                  Sean/Christopher Homes, Inc.,
                                  a Michigan corporation:

                                  Village Walk Development Company, Inc.,
                                  a Florida corporation:

                                  Wilben, LLP,
                                  a Michigan limited liability partnership:

                                  Wil Corporation,
                                  a Michigan corporation:


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                                  By:  /s/ Bruce E. Robinson
                                       -------------------------------------
                                       Authorized Signatory for each of the
                                       Guarantors


                                        Attest:


                                  By:  /s/ Vincent J. Frees
                                       -------------------------------------
                                       Authorized Signatory for each of the
                                       Guarantors



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